Exhibit 3.(i)(b)

                          CERTIFICATE OF INCORPORATION

                                       OF

                           EDISON CONTROL CORPORATION

             1. Name. The name of the Corporation is Edison Control Corporation (hereinafter called the "Corporation").

             2. Purpose. The Corporation may engage in any activity within the purpose for which corporations may be organized under the New Jersey Business Corporation Act.

             3. Number of Shares. The aggregate number of shares of stock which the Corporation shall have authority to issue is twenty-one million (21,000,000) shares, of which twenty million (20,000,000) shares are to be Common Stock with a par value of $.01 per share and one million (1,000,000) shares are to be Preferred Stock with a par value of $.01 per share.

                  (a) The Preferred Shares may be issued from time to time in one or more series, designations, preferences and relative participating or optional or other special rights and such qualifications, limitations or restrictions thereon, as expressly provided herein, or to the extent provided by law, or in a resolution or resolutions providing for the issuance of such series, adopted by the Board of Directors which is hereby vested with such authority in respect thereof. Without limiting the generality of the foregoing, the Board of Directors is hereby expressly empowered to provide for the issuance of Preferred Shares at any time and from time to time in one or more series, and to fix as to each such series, by resolution or resolutions providing for the issuance of such series:

                       (i) the number of shares to constitute such series, and the designation thereof;

                       (ii) the voting power of holders of shares of such series, if any, and the Board of Directors may, without limitation, determine the vote or fraction of vote to which such holders may be entitled to vote, and the Board of Directors may determine to restrict or eliminate entirely the right of such holders to vote;

                       (iii) the rate of dividend, if any, and the extent of further participation in dividend distributions, if any, and whether dividends shall be cumulative or non-cumulative;

                       (iv) whether or not such series shall be redeemable, and if so, the terms and conditions upon which shares of such series shall be redeemable;

                       (v) the extent, if any, to which such series shall have the benefit of any sinking fund provision for the redemption or purchase of shares;

                       (vi) the rights, if any, of such series, in the event of dissolution of the Corporation, or upon any distribution of the assets of the Corporation;

                       (vii) whether or not the shares of such series shall be convertible, and, if so, the terms and conditions on which shares of such series shall be convertible; and

                       (viii)    such other powers, designations,
   preferences, and relative, participating, optional, or other special rights, and such qualification, limitations, or restrictions thereon, as and to the extent permitted by law.

             4. Office and Registered Agent. The address of the corporation's initial registered office is 140 Ethel Road West, Piscataway, New Jersey 08854. The name of its initial registered agent is Mr. Taft B. Russell.

             5. Number of Directors, Names and Addresses of First Directors. The number of directors constituting the first board of directors is four and the names and addresses of the person who are to serve as such directors are:

                  Taft B. Russell
                  140 Ethel Road West
                  Piscataway, New Jersey 08854

                  Lewis Eslinger
                  140 Ethel Road West
                  Piscataway, New Jersey 08854

                  Walter Parsons
                  140 Ethel Road West
                  Piscataway, New Jersey 08854

                  Anthony Gagliardi
                  140 Ethel Road West
                  Piscataway, New Jersey 08854

             6. Name and Address of Incorporator. The name and address of the Incorporator is:

                  Claire D. McCrea
                  Grutman Miller Greenspoon & Hendler
                  505 Park Avenue
                  New York, New York 10022

             7. Duration. The duration of the Corporation is to be perpetual.